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                                                                    Exhibit 4.41

THE  SECURITIES  TO  WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH TRANSFER, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER STATE AND FEDERAL LAW IS AVAILABLE.


                     C O N V E R S I O N   A G R E E M E N T

                              E.DIGITAL CORPORATION


E.DIGITAL  CORPORATION
13114  Evening  Creek  Drive  South
San  Diego,  California  92128                 ___________________,  2002
                                                 (Must  be  dated)
Attention:
Mr. Fred Falk, Chief Executive Officer       $____________________________
                                             (Amount  of  Notes  Converted)

Gentlemen:

1. CONVERSION. I, the undersigned individual or entity ("NOTEHOLDER"), hereby irrevocably converts as of the above date the above stated dollar amount of __% Promissory Notes due __________, 200_ (individually a "NOTE" and collectively, the "NOTES") of E.DIGITAL CORPORATION, a Delaware corporation ("COMPANY") into ___________ shares of Series D Preferred Stock, $.001 par value (the "SERIES D PREFERRED STOCK"). This Conversion is made in accordance with and is subject to (i) the terms of this Conversion Agreement and (ii) the Company's Certificate of Incorporation and Bylaws, each as amended to date.

2. ACCEPTANCE OF CONVERSION. This Conversion Agreement does not constitute an offer by the Company to sell any shares of Series D Preferred Stock to me, nor a solicitation of any offer from me to buy any shares of Series D Preferred Stock, and shall be deemed accepted by the Company only when countersigned by an executive officer of the Company. The Company may reject this Conversion, in whole or in part, for any reason in its sole discretion. I understand the Company has agreed to accept or reject this Conversion within 15 days of receipt by the Company of this duly executed Conversion Agreement together with the original Note. After such 15 days, if not accepted by the Company, I may revoke this Conversion Agreement by notice in writing.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Noteholder as of the date of this Conversion Agreement as follows:

     (A) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Conversion Agreement and to issue and sell the Securities, as hereinafter defined, and to carry out the provisions of this Conversion Agreement and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

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     (B) SUBSIDIARIES. The Company operates through its wholly-owned subsidiary,
e.Digital Corporation (a California corporation) and has no ownership in other companies. The Company is not a participant in any joint venture, partnership or similar arrangement.


     (C) CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $.001 per share ("COMMON STOCK"), and 5,000,000 shares of preferred stock, par value $.001 per share ("PREFERRED STOCK"). As of December 23, 2002 the Company had no shares of preferred stock outstanding. As of December 23, 2002, the Company had 141,951,795 shares of Common Stock outstanding. An additional 7,098,663 shares of Common Stock are reserved for future issuance under the Company's stock option grants and pursuant to certain convertible securities, options and warrants. Accordingly, the Company has either outstanding or reserved an aggregate of 149,050,458 of the 200,000,000 authorized shares of Common Stock.

     All issued and outstanding shares of the Company's Common Stock (a) have been duly authorized and validly issued, and (b) are fully paid and nonassessable. When issued in compliance with the provisions of this Conversion Agreement, the Series D Preferred Stock and the Conversion Shares, as hereinafter defined, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Series D Preferred Stock and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

     (D) RESERVATION OF SHARES. The Conversion Shares issuable upon conversion of the Series D Preferred Stock have been duly authorized and reserved for future issuance.


     (E) AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Conversion Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing or Closings and the authorization, sale, issuance and delivery of the Securities pursuant hereto and the Conversion Shares on conversion of the Series D Preferred Stock has been taken or will be taken prior to the Closing. The Conversion Agreement when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Series D Preferred Stock and the subsequent conversion thereof are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     (F) SEC REPORTS AND FILINGS. The Company has delivered to Noteholder a complete and accurate copy (excluding copies of exhibits) of its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, the latest Quarterly Report on Form 10-Q for the period ended September 30, 2002 and definitive proxy statement filed by the Company on September 22, 2002 (the "SEC DOCUMENTS"). The SEC Documents (i) complied with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, at and as of the times they were filed (or, if amended or superseded by a filing prior to the date of this Conversion Agreement, then on the date of such filing) in all material respects and (ii) did not at and as of the time they were filed (or, if amended or superseded by a filing prior to the date of this Conversion Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (G) CHANGES. Since the date of the last of the SEC Documents, there has been no material adverse change in the business, operations or financial condition of the Company.

     (H) TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the SEC Documents, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

     (I) COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company. The execution, delivery, and performance of and compliance with this Conversion Agreement and the issuance of the Series D Preferred Stock pursuant hereto and of the Conversion Shares, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     (J) LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened in writing against the Company that questions the validity of this Conversion Agreement or the right of the Company to enter into any of such agreement, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing.

     (K) EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company.

     (L) COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Conversion Agreement and the issuance of the Series D Preferred Stock, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

4. REPRESENTATIONS AND WARRANTIES OF NOTEHOLDER. With full knowledge that the Company and its officers, directors and controlling persons will be relying upon the following, among other things, in determining that a sale of Series D Preferred Stock to me will be exempt from the registration requirements of the Securities Act, and applicable state securities laws, I represent and warrant to the Company that:

     (A) COMPANY INFORMATION. I have received and carefully reviewed the SEC Documents in their entirety provided to me by the Company. I understand that I and my adviser(s) have had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning my election to convert the principal amount of the Notes set forth above into the shares of Series D Preferred Stock as set forth hereinabove, and all such questions have been answered to my or their full satisfaction. I acknowledge and agree that I have been provided with, or offered complete access to, information concerning the Company, its business, financial condition and prospects, and the offering of the Series D Preferred Stock, equivalent to such information as would have been contained in a registration of the Series D Preferred Stock under the Securities Act. I have not been furnished with any other oral or written information concerning the Company or offering other than the SEC Documents or as described in this paragraph and I have relied solely on

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
the foregoing in connection with my decision to convert the principal amount of the Notes set forth above into the shares of Series D Preferred Stock. I acknowledge that no representations or warranties have been made to me by the Company or persons acting on behalf of the Company, other than the representations set forth in this Conversion Agreement and in the SEC Documents.

     (B) PREFERRED STOCK; LIMITATIONS. I acknowledge that the shares of Series D Preferred Stock are subject to the limitations set forth in the Certificate of Designation of Preferences, Rights and Limitations filed with the Secretary of State for the State of Delaware on or about December 24, 2002 (the "CERTIFICATE OF DESIGNATION"). I also acknowledge that the shares of Series D Preferred Stock are convertible at my election and at the election of the Company in certain instances into fully paid and nonassessable shares of Common Stock, such shares issued on conversion being the "CONVERSION SHARES."

     (C) RESTRICTED SECURITIES. I acknowledge that the Series D Preferred Stock and Conversion Shares (collectively, the "SECURITIES") have not been registered under the Securities Act, in reliance upon the exemption from registration provided by Rule 506 of Regulation D under the Securities Act, and under the securities or blue sky laws of any state or any rules or regulations promulgated thereunder, on the grounds that the offer and sale of such securities to me is a transaction not involving any public offering. The Series D Preferred Stock which I am acquiring hereby is, and the Conversion Shares on issuance thereof will be, "restricted securities," as that term is defined in Rule 144(a) under the Securities Act. I acknowledge and understand that the Securities are unregistered and must be held by me indefinitely, unless they are subsequently registered under the Securities Act or an exemption from such registration is available for their resale. I understand and agree that the prior written consent of the Company will be necessary for any transfer by me of the Securities, in whole or in part, unless the Securities have been duly registered under the Securities Act or the transfer is made in accordance with Rule 144 under the Securities Act.

     (D) LEGEND. I understand and agree that the Series D Preferred Stock shall, unless and until removed in accordance with applicable law, contain a legend substantially in the following form, which I have read and understand:

          "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities laws, and are "restricted securities" as defined in Rule 144 under the Act. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of an effective registration statement for such securities under the Act or an opinion of counsel satisfactory to the Company that an exemption from such registration is available."


     I understand that the certificate representing the Conversion Shares shall contain a similar restrictive legend.

     (E) REGISTRATION. I understand that only the Company can file a registration statement under the Securities Act covering the Conversion Shares.

     (F) NOTEHOLDER CAN BEAR ECONOMIC RISK. I represent and warrant to the Company in connection with my conversion of the Note and the acquisition of the Series D Preferred Stock that (i) I have adequate means of providing for my current needs and possible personal contingencies, and this investment will not necessitate any change in my standard of living, (ii) I have no present need for liquidity in this investment, (iii) I am able to bear the economic risks of investment in the Note for an indefinite period, and (iv) at this time could afford a complete loss of this investment.

     (G) INVESTMENT HAS SUBSTANTIAL RISK. I recognize that an investment in the Series D Preferred Stock is speculative and involves a high degree of risk. I have considered among other risks those risks described in the SEC Documents.

     (H) ACQUISITION FOR OWN ACCOUNT; ABLE TO PROTECT OWN INTEREST. The shares of Series D Preferred Stock are being acquired solely for my own account, for investment, and not for the account of any other person and not with any intention to make any distribution or public offering of such securities. I (and

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if  I  am  an  entity, then the individual making this investment decision on my behalf), alone or together with my adviser(s), have such knowledge and experience in financial, tax and business matters as to enable me to utilize the information made available to me in order to evaluate the merits and risks of the prospective investment in the Series D Preferred Stock to make an informed investment decision with respect thereto.

     (I) AUTHORITY; RESIDENCE. I, if a corporation, partnership, trust or other entity, have full power and authority to execute this Conversion Agreement, to make all representations, warranties and covenants set forth herein and to acquire and hold the Series D Preferred Stock, and have my principal office as set forth on the signature page hereof; and this entity has not been formed for the specific purpose of acquiring the Series D Preferred Stock. I, if an individual, am at least 21 years of age, and I reside at the place set forth on the signature page hereof.

     (J) RELIANCE BY COMPANY. All information which I have provided to the Company is correct and complete as of the date set forth above and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of securities as described herein and, if there should be any adverse change in such information prior to this Conversion Agreement being accepted, I will immediately provide the Company with such information.

     (K) NO GENERAL SOLICITATION OR ADVERTISING. I have not been solicited by the Company or anyone on its behalf by any form of general solicitation or general advertising, including but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or made available over telephone lines by any information service, or (ii) any seminar or meeting whose attendees had been invited by any means of general solicitation or general advertising.

     (L) INVESTMENT INTENT. The Series D Preferred Stock is being acquired for long-term investment only for my own account and not with a view to, or for sale in connection with, any distribution of the Series D Preferred Stock or any Conversion Shares. I do not have any present intention of distributing or selling any of the Series D Preferred Stock or any interest therein.

5. INDEMNIFICATION. I agree to indemnify and hold the Company, its officers, directors and every person who "CONTROLS" the Company within the meaning of
Section 15 of the Securities Act ("CONTROLLING PERSONS") harmless from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which they or any one of them may incur by reason of my failure to fulfill or my breach of any of the terms or conditions of this Conversion Agreement, or by reason of any breach of or the falsity, inaccuracy, or failure of any representation or warranty made by me herein, made in any document provided by me to the Company in connection with this Conversion, or otherwise made by me orally or in writing to the Company.

6. REGISTRATION RIGHTS On or before June 30, 2003, the Company shall undertake to file a registration statement for the resale of the Conversion Shares with the Securities and Exchange Commission ("SEC") on Form S-3 or other appropriate form, and will utilize commercially reasonable efforts to make such registration statement effective as soon as possible thereafter. In the event that the foregoing registration statement is not declared effective, the Noteholder shall have the following additional registration rights with respect to the Conversion
Shares:

     (a) If, at any time from issuance to December 31, 2007 (the "EXERCISE PERIOD"), the Company proposes to prepare and file any registration statements covering its Common Stock (in either case, other than in connection with a merger or acquisition, pursuant to Form S-8 or any successor form, or pursuant to any other form or type of registration in which Registrable Securities (as defined below) cannot be appropriately included) (collectively, the "REGISTRATION STATEMENTS"), it will give written notice as provided herein at least thirty (30) days prior to the filing of each such Registration Statement to the then holders of the Series D Preferred Stock and/or Conversion Shares ("HOLDER") of its intention to do so. If the Holders of the Series D Preferred Stock and/or Conversion Shares notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include the Conversion Shares (collectively, the "REGISTRABLE SECURITIES") in such proposed registration statement, the Company shall afford the Holders of the Series D Preferred Stock and/or Conversion Shares the opportunity to have any such Registrable Securities registered under such registration statement at the Company's sole cost and expense.

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     (b) Notwithstanding the provisions hereof, the Company shall have the right at any time after it shall have given written notice pursuant hereto (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

     (c) Notwithstanding any other provision of this Section 6, if the underwriter managing such registration notifies the Holders in writing that market or economic conditions limit the amount of securities which may reasonably be expected to be sold, the Holders of such Registrable Securities will be allowed to register their Registrable Securities pro rata based on the number of shares of Registrable Securities held by such Holders, respectively. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

     (d) Each Holder of Conversion Shares to be sold pursuant to any Registration Statement (each, a "DISTRIBUTING HOLDER") shall severally, and not jointly, indemnify and hold harmless the Company, its officers and directors, each underwriter and each person, if any, who controls the Company and such underwriter, against any loss, claim, damage, expense or liability, joint or several, as incurred, to which any of them may become subject under the Securities Act or any other statute or at common law, in so far as such loss, claim, damage, expense or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Distributing Holder specifically for use therein. Such Distributing Holder shall reimburse the Company, such underwriter and each such officer, director or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such liability, as incurred. Notwithstanding the foregoing, such indemnity with respect to such preliminary prospectus or such final prospectus shall not inure to the benefit of the Company, its officers or directors, or such underwriter (or such controlling person of the Company or the underwriter) if the person asserting any such loss, claim, damage, expense or liability purchased the securities that are the subject thereof and did not receive a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented) at or prior to the time such furnishing is required by the Securities Act in any case where any such untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the final prospectus (or, if contained in the final prospectus, was subsequently corrected by amendment, revision or supplement).

7. PUBLIC OFFERING LOCK-UP. In connection with any public registration of this Company's securities, the Holder (and any transferee of Holder) agrees, upon the request of the Company or the underwriter(s) managing such offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of the Conversion Shares without the prior written consent of the Company and such underwriter(s), as the case may be, for a period of time not to exceed on hundred eighty (180) days from the effective date of the registration. Upon request by the Company, Holder (and any transferee of Holder) agrees to enter into any further agreement in writing in a form reasonably satisfactory to the Company and/or such underwriter(s). The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. Any Conversion Shares shall bear an appropriate legend referencing this lock-up provision.

8. PROCEEDINGS. In the event that any cause of action, litigation, legal proceeding or arbitration proceeding arises out of or in any way results from this Conversion Agreement for or acquisition of Series D Preferred Stock or Conversion Shares (collectively, the "PROCEEDING") in which the undersigned is an adverse party to the Company or any director, officer or controlling person thereof, the undersigned agrees that:

     (a) he will produce, upon the Company's request such statements, returns and purchase and sale information as are directly relevant and material to his investment sophistication, knowledge and experience in business and financial matters, ability to evaluate the risks and merits of investing in the Series D Preferred Stock and his status as an accredited investor; and that

     (b) the party or parties not prevailing in such Proceeding shall pay all costs whatever, including reasonable attorney fees, incurred in the defense or prosecution of any such Proceeding by the party or parties therein prevailing, it being further agreed that the undersigned will pay all costs and reasonable attorney fees incurred by any officer, director or controlling person of the Company who or which prevails in the defense of any Proceeding initiated by the undersigned. The undersigned further admits and agrees that the documents and records to be produced pursuant to subparagraph (a) of this Section 8 will not pose an undue burden upon him nor unduly intrude upon his right of privacy and are necessary to the defense of the Proceeding by the Company and any directors, officers or controlling persons thereof involved in the Proceeding.

9. ACCREDITED INVESTOR STATUS. The following categories set forth below indicate my accreditation status. I have indicated my accreditation status by initialing all applicable blanks:

     TO  BE  COMPLETED  BY  U.S.  PERSONS  ONLY
     ------------------------------------------
A  AND  B  ARE  APPLICABLE  TO  INDIVIDUALS  (Please INITIAL applicable blanks):


A.    ____  The  undersigned  is  a  natural  person and has a net worth, either alone  or  with  the  undersigned's  spouse,  of  more  than $1,000,000, and the undersigned's  investment  does not exceed ten percent (10%) of his net worth or joint  net  worth  with  the  undersigned's  spouse.

B.    ____  The  undersigned  is  a  natural  person and had income in excess of
            $200,000  ($300,000  including income of spouse) during each of the previous two years and reasonably expects to have income in excess of such amounts during the current year, and the undersigned's investment does not exceed ten percent (10%)
            of  his  net  worth  or  joint  net  worth  with  the  undersigned's  spouse.

     C THROUGH K ARE APPLICABLE TO NON-INDIVIDUALS (Please INITIAL applicable blanks):

C.  ____   The  undersigned  is  a  bank  as  defined  in Section 3(a)(2) of the
           Securities  Act.


D.  ____   The  undersigned  is  a  savings  and  loan  association  or  other institution  as  defined  in  Section  3(a)(5)(A) of the Securities Act, whether acting  in  its  individual  or  fiduciary  capacity.

E.  ____   The  undersigned is an insurance company as defined in Section 2(13)
           of  the  Securities  Act.

F.  ____   The  undersigned  is  an  investment  company  registered  under the
           Investment  Company  Act of 1940 or a business development company as defined in
           Section  2(a)(48)  of  the  Investment  Company  Act  of  1940.

G.  ____   The  undersigned  is a Small Business Investment Company licensed by the  U.S. Small Business Administration under Section 301(c) or (d) of the Small
           Business  Investment  Act  of  1958.

H.  ____   The  undersigned  is  an employee benefit plan within the meaning of the  Employee  Retirement  Income Security Act of 1974 ("ERISA") that either (i)
           has  its  investment  decisions  made by a plan fiduciary, as defined by Section
           3(21)  of ERISA, which is either a bank, savings and loan association, insurance company  or registered investment adviser, or (ii) has total assets in excess of
           $5,000,000,  or  (iii)  is  a self-directed plan, with investment decisions made solely  by  persons  that  are  accredited  investors  as  described  herein.

I.  ____   The undersigned is a private business development company as defined by  Section  202(a)(22)  of  the  Investment  Advisors  Act  of  1940.

                                        7


J.  ____   The undersigned is an organization described in Section 501(c)(3) of the  Internal Revenue Code, not formed for the specific purpose of acquiring the
           Stock,  with  total  assets  in  excess  of  $5,000,000.

K.  ____   The  undersigned  is an entity in which all of the equity owners are accredited  investors  within  categories  A  through  J  above.

           I AM NOT AN ACCREDITED INVESTOR (none of the above apply):

                    ______  I AM NOT an accredited investor.

 NON U.S. PERSONS.  Noteholder, if purchasing in reliance upon Regulation  S:

(a) Is not a U.S. Person (as defined in Regulation S) and is not an affiliate of the Company.

(b)     Is  located  outside the United States, its territories and possessions.

(c) Will not, during the period commencing on the closing date of the conversion and ending on the day one year (1) year thereafter (the "RESTRICTED PERIOD"), offer or sell the Series D Preferred Stock or the Conversion Shares in the United States, its territories or possessions, or to a U.S. Person or for the account or benefit of a U.S. Person (other than distributors), other than in accordance with Rule 903 or 904 of Regulation S.

(d) Will, after the expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Series D Preferred Stock and/or the Conversion Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in any case, in accordance with applicable state and foreign securities laws.

(e) None of the Noteholder, its affiliates or any person acting on behalf of the Noteholder or any such affiliate has engaged, or will engage, in any Directed Selling Efforts with respect to the Series D Preferred Stock and/or the Conversion Shares or any distribution, as that term is used in the definition of Distributor in Rule 902 of Regulation S, with respect thereto.

(f) The transactions contemplated herein (a) have not been pre-arranged with a purchaser located in the United States, its territories or possessions, or who is a U.S. Person and (b) are not a part of a plan or scheme to evade the registration provisions of the Securities Act.

(g) The Noteholder is acquiring the Series D Preferred Stock and/or the Conversion Shares for its own account for the purpose of investment and not (a) with a view to, or for sale in connection with, any distribution thereof or (b) for the account or on behalf of any U.S. Person.

(h) The Noteholder is not a corporation that has been formed principally for the purpose of investing in securities not registered under the Securities Act.

(i) Neither the Company nor any person acting on its behalf made to the Noteholder or any person acting on its behalf in the United States any statement conveying a purpose or intent to sell the Series D Preferred Stock and/or the Conversion Shares to the Noteholder. The person executing this Conversion Agreement on behalf of the Noteholder was outside the United States, its territories and possessions at the time of such execution.

(j) Neither the Noteholder, any affiliate of the Noteholder, nor any person acting on their behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Series D Preferred Stock and/or the Conversion Shares.

(k) If the Noteholder offers and sells the Series D Preferred Stock and/or the Conversion Shares during the Restricted Period, then it will do so only; in accordance with the provisions of Regulations S; pursuant to registration of the Stock under the Securities Act; or pursuant to an available exemption from the registration requirements of the Securities Act.

11. FINANCIAL SOPHISTICATION. I have prior investment experience, including investments in non-registered securities, or have employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company and to evaluate the merits and risks of an investment in the Series D Preferred Stock on my behalf. I recognize the highly speculative nature of this investment, and that I must be able to bear and am able to bear the economic risk I hereby assume

12. CITY AND STATE INFORMATION. This Conversion Agreement for Series D Preferred Stock was made by me solely in the:

     CITY  of  (please  print)  _____________________________

     STATE  of (please  print)  _____________________________

13.     TYPE  OF  OWNERSHIP  (check  one):

_____  Individual                 ____ Estate  of  a  deceased  person
_____  Joint  Tenants  WROS       ____ Fiduciary  of  discretionary account
_____  Tenants  in  Common        ____ Corporation  (A.G.,  S.A.)
_____  Investment  Club          _____ Limited  Partnership
_____  Community  Property        ____ Limited  Liability  Partnership  (LLP)
_____  Trust                      ____ General  Partnership
_____  Foundation  (or  Stiftung) ____ Limited Liability Company (or GmbH, SARL)
_____  Bank,  Thrift, Sav. & Loan ____ Mutual Fund, Closed-End Fund, Unit Trust
_____  Other  (describe:____________________________________________ )

14. ARBITRATION. Any controversy or claim relating to this Conversion Agreement or my investment in the Series D Preferred Stock shall be resolved before a panel of three arbitrators selected pursuant to and run in accordance with the rules then prevailing of the American Arbitration Association. Any such arbitration shall be held in San Diego, California. The prevailing party in the arbitration shall be entitled to an award of all expenses and reasonable attorneys' fees incurred in bringing or defending the arbitration.

15. BLUE SKY QUALIFICATION. Undersigned's right to purchase Shares under this Conversion Agreement are expressly conditioned upon the exemption from qualification of the offer and sale of the Shares from applicable Federal and State securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

16. USE OF PRONOUNS. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

17.     MISCELLANEOUS.

     (a) I agree not to transfer or assign this Conversion Agreement, or any interest herein, and further agree that any transfer or assignment of the Series D Preferred Stock or Conversion Shares shall be made only in accordance with this Conversion Agreement and all applicable laws. I agree that this conversion is irrevocable and that I may not cancel, terminate or revoke this Conversion Agreement or any agreement made by me hereunder.

     (b) Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by me, I do not thereby or in any other manner waive any rights granted to me under federal or state securities laws. I stipulate and agree, however, that the operation of this Conversion Agreement will not result in a waiver of such rights. All representations, warranties, covenants and undertakings made by me in this Conversion Agreement shall survive the Company's acceptance of this Conversion Agreement and the issuance and delivery of the Series D Preferred Stock and Conversion Shares.

     (c) This Conversion Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and, except as otherwise set forth in Section 17(i), may be amended only by a writing executed by both parties. This Conversion Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of California applicable to contracts between residents of such state entered into and to be performed entirely within such state.

     (d) I acknowledge that this Conversion Agreement does not constitute an offer to me to buy, an offer of sale, or solicitation of an offer to buy the Series D Preferred Stock, and that I shall have no right whatever to Convert the Notes and acquire any Series D Preferred Stock until this Conversion Agreement affirmatively is accepted by the Company. Neither the mere passage of time nor failure of the Company to reject this Conversion Agreement shall constitute acceptance hereof.

     (e) Wherever the pronouns he, his or him appear in this Conversion Agreement, they shall include the feminine and neuter genders as well as the masculine and apply equally to individual and entity undersigneds, unless the context clearly requires otherwise.

     (f) Notices between the parties shall be effective only if in writing and delivered: if to the Company, to the address on the first page hereof; and if to me, to the address on the signature page hereof; or to any subsequent address provided in writing by either party.

     (g) This Conversion Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, administrators, executors, legal representatives, successors and permitted assigns. By executing this Conversion Agreement, I represent that I have carefully read it in its entirety.

     (h) I understand and acknowledge that this conversion for Series D Preferred Stock shall be irrevocable until accepted or rejected by the Company (other than described in Paragraph 2), that it may not be canceled or revoked by me and that upon the Company's acceptance of this Conversion Agreement I will be legally bound to take the Series D Preferred Stock on the terms and conditions set forth herein.

     (I) NOTEHOLDER ACKNOWLEDGES THAT THIS CONVERSION AGREEMENT IS ONE OF SEVERAL AGREEMENTS (COLLECTIVELY, THE "CONVERSION AGREEMENTS") BEING ENTERED INTO WITH OTHER NOTEHOLDERS (COLLECTIVELY TOGETHER WITH NOTEHOLDER, THE "NOTEHOLDERS") WITH RESPECT TO THE CONVERSION BY THE COMPANY OF EACH OF THE OUTSTANDING NOTES INTO SERIES D PREFERRED STOCK. ACCORDINGLY, NOTEHOLDER EXPRESSLY ACKNOWLEDGES THAT THE COMPANY HAS MADE CERTAIN AGREEMENTS AND COMMITMENTS HEREUNDER THAT ALSO WERE MADE BY THE COMPANY TO THE OTHER NOTEHOLDERS AND, IN CONNECTION THEREWITH, EXPRESSLY AGREES THAT IT WILL AMEND OR MODIFY THIS CONVERSION AGREEMENT AND/OR WAIVE THE OBLIGATIONS OF THE COMPANY HEREUNDER IN ACCORDANCE WITH (AND AS DETERMINED BY) THE WRITTEN CONSENT OF THE HOLDERS OF AT LEAST FIFTY-ONE PERCENT (51%) IN THE AGGREGATE PRINCIPAL AMOUNT OF THE NOTES OUTSTANDING AND THAT SUCH WRITTEN CONSENT SHALL CONSTITUTE A VALID, BINDING AND ENFORCEABLE AMENDMENT, MODIFICATION OR WAIVER HEREUNDER WHETHER OR NOT NOTEHOLDER ITSELF ACTUALLY CONSENTS THERETO.

                              ********************

IN WITNESS WHEREOF, I the undersigned Noteholder, or a person duly authorized to act for me in the premises, has executed this Conversion Agreement by signature on the following Signature Page and initialed this and every preceding page hereof on the date first above written, in the City and State shown under
Section  12  of  this  Conversion  Agreement  above.

                             *** Signature Page ***

                          INDIVIDUAL NOTEHOLDERS ONLY:
           (Not Corporations, Partnerships, Trusts or other entities)


SIGNATURE               _____________________________________________

Print  Name of Noteholder          _____________________________________________

Residence  Address     _________________________________________________________

___________________________________________________________________________

Fax  No(          )-
       ____________________________________________________________________

Home  Telephone  No.  (          )            -
Work  Telephone  No.( _________________________________ )
Social  Security  Number     ___________________________________________
(First  listed  person's  number,  if  more  than  person  is  completing)

                    COMPANY OR OTHER ENTITY NOTEHOLDERS ONLY:


Print  Name  of  Noteholder  (Company/Entity  Name)   _____________________


AUTH.  PERSON'S  SIGNATURE                 ________________________________

Authorized  Person's  Name  &  Title  (Print) _____________________________

Address  of  Principal  Office ____________________________________________

Organized  under  laws  of  State  or  Country ____________________________

Telephone     (          )             -     Fax  No.  (     )           -

Federal  Tax  I.D.  Number   ________________________________

**************************************************

                    NOTEHOLDER: DO NOT WRITE BELOW THIS LINE

Accepted:  __________                         X _________________________
                                                  SIGNATURE

Rejected:  _______                         Name: ________________________

DATED,  _________________  2002__     Title:  ___________________________